UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2006

Lpath, Inc.

(Exact name of registrant specified in charter)

Nevada	000-50344	16-1630142
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

6335 Ferris Square, Suite A, San Diego, CA  92121

(Address of principal executive offices)  (Zip Code)

(858) 678-0800

Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 4, 2006, the Board of Directors of Lpath, Inc. (the “Company”) and its Compensation Committee finalized new compensation arrangements for its independent directors. The compensation arrangements became effective as of March 4, 2006 and shall apply only to independent directors of the Company. The terms of the compensation arrangements are as follows:

a)                                      Independent directors shall receive an annual payment of $25,000 payable quarterly.

b)                                     The independent directors shall also be granted 50,000 stock options to purchase common stock under the Company’s stock option plan which vest monthly over a four-year period, commencing April 4, 2006. The exercise price of such options is $1.25 per share. Such stock options shall expire March 4, 2016.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 2, 2006, the Board of Directors of the Company appointed Charles Mathews to serve as a director and as a member the Board’s compensation and audit committees. A press release announcing Mr. Mathews’ appointment is attached to this Current Report as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

Exhibits

99.1                           Press release of Lpath, Inc., dated March 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lpath, Inc.

By:	/s/Scott Pancoast
Name: Scott Pancoast
Title: President and Chief Executive Officer
Dated: March 8, 2006